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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1933

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                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                          74-1764876
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification Number)
       1001 FANNIN, SUITE 1600                                     77002
           HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
_______(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

================================================================================
                                             NAME OF EACH EXCHANGE ON WHICH EACH
TITLE OF EACH CLASS TO BE SO REGISTERED           CLASS IS TO BE REGISTERED
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
 Common Stock, par value $.10 per share            New York Stock Exchange
================================================================================

Securities to be registered pursuant to Section 12(g) of the Act:

     None
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(Title of Class)
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                                EXPLANATORY NOTE

         On May 23, 2001, the Registrant filed Form 8-A/A, amending Items 1 and 2 of the Registrant's Form 8-A dated January 30, 1981, as amended, pursuant to the merger of Ocean Energy, Inc. (formerly named Seagull Energy Corporation), a Texas corporation and formerly the parent corporation of the Registrant, with and into the Registrant. The Registrant's Form 8-A/A filed on May 23, 2001 incorrectly stated the number of shares of the Registrant's common stock, par value $0.10 per share, authorized to be issued by the Registrant's certificate on incorporation. Consequently, the Registrant hereby amends the relevant portion of Item 1 of the Registrant's Form 8-A/A dated May 23, 2001, to read as follows:

ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED

GENERAL

         The Registrant's certificate of incorporation authorizes the issuance of 520,000,000 shares of common stock, par value $0.10 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 8-A/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    July 30, 2001                           By: /s/ Robert K. Reeves
                                                     -------------------------
                                                 Robert K. Reeves,
                                                 Executive Vice President,
                                                 General Counsel and Secretary


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